Exhibit 24

POWER OF ATTORNEY

    We, the undersigned, hereby severally constitute and appoint Frederick H. Eppinger, Jr., J. Kendall Huber, and David B. Greenfield, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the "Company") and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.  Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ Frederick H. Eppinger, Jr.		January 16, 2015
Frederick H. Eppinger, Jr.	President, Chief Executive Officer and Director

/s/ David B. Greenfield		January 16, 2015
David B. Greenfield	Executive Vice President, Chief Financial Officer and Principal Accounting Officer

/s/ Michael P. Angelini		January 16, 2015
Michael P. Angelini	Chairman of the Board

/s/ Richard H. Booth		February 11, 2015
Richard H. Booth	Director

/s/ P. Kevin Condron		January 16, 2015
P. Kevin Condron	Director

/s/ Neal F. Finnegan		January 19, 2015
Neal F. Finnegan	Director

/s/ Karen C. Francis		January 20, 2015
Karen C. Francis	Director

/s/ Daniel T. Henry		February 11, 2015
Daniel T. Henry	Director

/s/ Wendell J. Knox		February 9, 2015
Wendell J. Knox	Director

/s/ Robert J. Murray		January 16, 2015
Robert J. Murray	Director

/s/ Joseph R. Ramrath		February 11, 2015
Joseph R. Ramrath	Director

/s/ Harriett Tee Taggart		February 11, 2015
Harriett Tee Taggart	Director